Exhibit 10.3

INCENTIVE STOCK OPTION AGREEMENT

Inovalon, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named below an ISO to purchase shares of its Common Stock, par value $0.000025 per share (the “Common Stock”), subject to the following:

Background

A.                      The Board of Directors desires to recognize the contributions made to the Company by Optionee and to provide Optionee with additional incentive to devote himself or herself to the future success of the Company.

B.                      This grant is made pursuant to the Inovalon 2007 Long-Term Incentive Plan (the “Plan”) a copy of which has been provided to Optionee.  All capitalized terms not defined herein will have the definitions given them in the Plan.

1.              Identifying Provisions:  As used in this Option, the following terms will have the following respective meanings:

1.1                 Optionee:

1.2                 Date of Grant:

1.3                 Number of Option Shares:

1.4                 Option Exercise Price:

1.5                 Expiration date:

2.              Exercise.  Optionee may exercise this Option, in one or more transactions, to the extent that it is vested and has not expired.  The method of exercise is set forth below in Section 6 below.

3.              Vesting.

3.1                 Normal Vesting.  Subject to provisions for termination and acceleration herein, this Option shall vest over five years and Optionee shall have the cumulative right to exercise the Option, and the Option is only exercisable, as follows: 20% of the Option Shares (rounding up for any fractional shares) will vest on each of the first, second, third, forth, and fifth anniversary dates of the Date of Grant.

3.2                 Employment Termination.  The Option can only vest when Optionee is employed full-time in active service by the Company or one of its Affiliates.  Vesting can only be reversed as provided under Section 4.  If Optionee’s employment terminates because of his or her death or Disability or for any other reason, including retirement, which is approved by the Committee (an “Allowed Termination”), the Option will remain vested to the extent it was vested on the date of such termination.

Employee Stock Option Agreement

4.              Expiration; Acceleration.  When this Option expires, any vested portions become unvested and can no longer be exercised.

4.1                 Normal Expiration.  The Option expires at 5:00 p.m. (local New York, NY time) on the Expiration Date, unless sooner terminated as provided below.

4.2                 Employment Termination.  This Option expires at midnight of the day before any termination of Optionee’s employment other than an Allowed Termination.  Portions of the Option not vested at midnight of the day of an Allowed Termination expire at that time.  Portions of the Option vested at midnight of the day of an Allowed Termination expire at midnight of (a) the 180th day after such termination date for termination resulting from Optionee’s death or Disability, or (b) the 30th day after such termination date for termination resulting from any other Allowed Termination, or (c) such other date (but not later than the Expiration Date provided above) as approved by the Committee.  For sake of clarity, during such 180 or 30-day period (as the case may be), Optionee (or Optionee’s heirs or legal representatives if Optionee is deceased) may purchase any remaining Option Shares which could have been purchased on the date Optionee’s employment terminated, but may not purchase any Option Shares which would otherwise first become purchasable during such period.

4.3                 Termination for Cause.  In addition to the termination of the Option as provided above, if Optionee is found by the Committee to have been dismissed for Cause, Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price for such Option Shares.

4.4                 Change in Control.  In the event of a Change in Control (as defined in the Plan), the Committee may take whatever action with respect to Options outstanding it deems necessary or desirable, including without limitation, accelerating the expiration of the termination date of the Options to a date no earlier than 30 days after notice of such acceleration is given to the Optionee.  Upon the giving of any such acceleration notice, the Options shall become immediately exercisable in full or as otherwise provided in such notice.

5.              Continued Employment or Service.  So long as Optionee remains employed by the Company or one of its Affiliates, Optionee will use his or her full time, energy and skill to promote the interests of the Company and its Affiliates, subject to such vacations, personal days, and other excused absences under the standard policies of the Company or its Affiliate (as the case may be).  Notwithstanding the foregoing, the grant of this Option shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain Optionee in its employ or in any other capacity.

6.              Method of Exercise and Payment.

6.1                 Method of Exercise.  When exercisable, this Option may be exercised by written notice to the Company’s Chief Legal Officer, signed by the Optionee, specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”) and current registrations under all applicable state securities laws, containing the Optionee’s acknowledgment that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer may be printed on the certificates.  The notice shall contain the representation described in Section 14 and shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased.  Such exercise shall be effective upon the actual receipt by the Company’s Chief Legal Officer of such written notice and payment.  To be effective, any exercise of the Option must also be in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time.

6.2                 Medium of Payment.  Optionee may pay for Option Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by a combination of the foregoing.

6.3                 Taxes.  It shall be a condition to the performance of the Company’s obligation to issue or transfer Option Shares upon the exercise of the Option that the Optionee remit to the Company an amount sufficient to satisfy any federal, state and/or local tax withholding requirements arising in connection with the exercise of the Option or the issuance of Option Shares, other than stock transfer taxes.  If the Company for any reason does not require the Optionee to make a payment sufficient to satisfy such withholding requirements, any tax withholding payments made by the Company to any federal, state or local tax authority with respect to the exercise of the Option shall constitute a personal obligation of the Optionee to the Company, payable upon demand or, at the option of the Company, by deduction from future compensation payable to the Optionee.

6.4                 Stockholders Agreement.  Upon exercise of the Option, the Optionee shall execute and deliver to the Company, a counterpart to the Stockholders Rights Agreement of the Company (the “Stockholders Agreement”).  Execution and delivery of the Stockholders Agreement prior to the transfer or delivery of any Common Stock and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

7.              Rights as a Stockholder.  The Optionee shall have none of the rights of a stockholder with respect to the Option Shares unless and until such Option Shares shall be issued to the Optionee upon the exercise of the Option.

8.              Adjustments.  In the event of a reorganization, recapitalization, stock dividend, split or other increase or decrease in the number of issued and outstanding Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock), the Committee may, in its sole discretion and in order to prevent the dilution or enlargement of the rights under this Option, may adjust the number and type of shares covered by this Option and the Option Price, in each case, in compliance with the Plan and applicable law.  The Committee shall have the authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive.

9.              Non-Transferability of the Option.  This Option is personal to Optionee and, except with the prior written consent of the Company, is not transferable by Optionee other than by will or pursuant to the laws of descent and distribution in the event of Optionee’s death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee.  The Option may be exercised during the lifetime of the Optionee only by Optionee.  Any attempt at assignment, transfer, pledge or disposition of this Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.  Any exercise of this Option by a person other than Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

10.       Legal Requirements.  If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.  If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

11.       Public Offering Holdback.  Optionee agrees not to sell publicly or to distribute any equity security of the Company, or any security convertible into or exchangeable or exercisable for such security, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering of any such equity security, except as part of such underwritten offering if so allowed by the Company.

12.       Administration; Conformity with the Plan.  This Option has been granted pursuant to, and is subject to the terms and provisions of, the Plan.  The Plan’s provisions will control in the event of any inconsistency between them and this Option.  All questions of interpretation and application of the Plan and the Option shall be determined by the Committee, and such determination shall be final, binding and conclusive.

13.       Notices.  All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Option shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth on the signature page below.  Any notice to be given to the Company shall be addressed to the Chief Legal Officer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery date as specified on the return receipt in the case of registered or certified mail when deposited in the United States mail, addressed as aforesaid, and with proper postage and registration or certification fees prepaid.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 13.

14.       Notice of Disposition.  As a condition to the grant of this Option, Optionee agrees to provide written notice to the Company if Optionee sells, transfers or otherwise disposes of any Option Shares on or prior to the later of (a) the date which is two years after the date this Option was granted or (b) the date which is one year after the date the Company transferred the Option Shares to Optionee.  The written notice of exercise described in Section 6.1 shall contain a representation that Optionee shall provide written notice to the Company if the Option Shares acquired upon such exercise are sold, transferred or otherwise disposed of within the period described in this Section 14.

15.       Definitions.  For purposes of this Option the following terms shall have the meanings set forth below:

(a)              “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code;

(b)              “Cause” for termination of employment shall have the meaning ascribed thereto in the Recipient’s employment agreement or, in the absence of such a definition, shall mean: (A) a breach by Optionee of his employment or service agreement with the Company or an Affiliate, (B) a breach of Optionee’s duty of loyalty to the Company or an Affiliate, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company or an Affiliate, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s or an Affiliate’s standing and reputation, (D) Optionee’s continued failure to perform his duties to the Company or an Affiliate for a reason other than illness or incapacity or (E) unauthorized disclosure of trade secrets or other confidential information belonging to the Company or an Affiliate.

(c)               “Committee” means to the committee of the Board of Directors of the Company designated to administer the Plan;

(d)              “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.  Reference to any particular section of the Code shall include any successor section; and

16.       Governing Law.  The internal laws of the State of Delaware (irrespective of its choice of laws principles) shall govern the validity of this Option, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

17.       Entire Agreement; Amendment.  This Option constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.  If any provision of this

Option, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of the Option and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.  Subject to the provisions of the Plan, this Option shall not be amended, modified or revoked except by agreement in writing signed by the Company and Optionee.

IN WITNESS WHEREOF, the parties have executed this Option to be effective as of the Date of Grant, executed this       day of                 ,     .

Inovalon, Inc.

By:
Keith R. Dunleavy, CEO

Optionee acknowledges and agrees that the vesting of shares pursuant to the notice of grant and Section 3 hereof is earned only by continuing employment at the will of the Company or one of its Affiliates (not through the act of being hired, being granted this option or acquiring shares hereunder).  Optionee further acknowledges and agrees that nothing in this Option, nor in the Plan which is incorporated herein by reference, will confer upon Optionee any right with respect to continuation of employment by the Company or such Affiliate, nor will it interfere in any way with such Optionee’s right or the Company’s (or Affiliate’s) right to terminate such Optionee’s employment at any time, with or without cause.

Optionee acknowledges receipt of a copy of the Plan and certain related information and represents that Optionee is familiar with the terms and provisions of these documents, and hereby accepts this Option subject to all of those terms and provisions.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:

Residence Address: